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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

5B Technologies Corporation
One Jericho Plaza
Jericho, New York 11753

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of 5B Technologies Corporation (the "Company") on Form S-3 of our report dated March 6, 2000, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 1999.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Melville, New York

March 24, 2000